                                                                      Exhibit 21

              SUBSIDIARIES OF HORNBECK-LEEVAC MARINE SERVICES, INC.



                                                           STATE
                                                            OF
SUBSIDIARY NAME                                        INCORPORATION                NAME DOING BUSINESS AS

Hornbeck Offshore Services, LLC                          Delaware               Hornbeck Offshore Services, LLC


HORNBECK-LEEVAC Marine Operators, LLC                    Delaware                HORNBECK-LEEVAC Marine
                                                                                     Operators, LLC


LEEVAC Marine, LLC                                       Delaware                     LEEVAC Marine, LLC


Energy Services Puerto Rico, LLC                         Delaware               Energy Services Puerto Rico, LLC